UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2026

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive,Nepean,Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKU	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 5, 2026, Oak Woods Acquisition Corporation (the “Company”) received a determination letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq Listing Qualifications Staff had determined to delist the Company’s securities from The Nasdaq Stock Market.

The Company timely requested a hearing before the Nasdaq Hearings Panel to appeal the determination. On February 17, 2026, the Company received formal notice that a hearing before the Nasdaq Hearings Panel has been scheduled for March 24, 2026 at 12:00 p.m. Eastern Time. The hearing will be conducted via video conference.

In light of applicable Nasdaq rules relating to the Company’s thirty-six month window to complete its business combination from the March 23, 2023 effective date of its registration statement and the Company’s intention to continue to pursue a business combination in consonance with Nsadaq’s initial listing requirements, the Company expects to present its plan to comply with both applicable annual meeting and round-lot holder obligations, as well as Nasdaq’s general initial and continued listing rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2026

OAK WOODS ACQUISITION CORPORATION

By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer

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